SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C.  20549
                            ____________________

                                  FORM 8-K
                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                              October 5, 1998
                     (Date of earliest event reported)

                             ZITEL CORPORATION
           (Exact name of Registrant as specified in its charter)


        California          0-12194                94-2566313
         (State of     (Commission File No.)     (IRS Employer
     incorporation or                            Identification No.)
      organization)


                           47211 Bayside Parkway
                            Fremont, California
                  (Address of principal executive offices)


                                   94538
                                 (zip code)


                               (510) 440-9600
            (Registrant's telephone number, including area code)




 ITEM 5.   OTHER EVENTS.

           On October 5, 1998, Zitel Corporation, a California corporation (the "Company"), entered into an Agreement and Plan of Reorganization and Merger, dated as of October 5, 1998 (the "Merger Agreement"), by and among the Company, Millennium Holding Corp., a Delaware corporation and a wholly owned subsidiary of the Company ("Holdco"), Zenith Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Holdco ("Zenith Acquisition"), Millennium Acquisition I Corp., a Delaware corporation and a wholly owned subsidiary of Holdco ("Millennium Acquisition"), and MatriDigm Corporation, a California corporation ("MatriDigm"), pursuant to which (i) Zenith Acquisition will merge with and into the Company (the "Zitel Merger"), with the Company remaining as the surviving corporation in the Zitel Merger (the "Zitel Surviving Corporation"), and (ii) Millennium Acquisition will merge with and into MatriDigm (the "MatriDigm Merger", and together with the Zitel Merger, the "Mergers"), with MatriDigm remaining as the surviving corporation in the MatriDigm Merger (the "MatriDigm Surviving Corporation").

           Upon the consummation of the transactions contemplated by the Merger Agreement, (i) (a) each outstanding share of common stock, par value $0.01 per share, of the Company (the "Company Common Stock") will be converted into the right to receive one fully paid and nonassessable share of common stock, par value $0.01 per share, of Holdco (the "Holdco Common Stock"), and (b) each outstanding option to purchase Company Common Stock under the Company's employee stock option plans will be assumed by Holdco, and (ii) (a) each outstanding share of common stock, no par value, of MatriDigm (the "MatriDigm Common Stock") (excluding any MatriDigm Common Stock held directly or indirectly by the Company, each of which will be converted into the right to receive one fully paid and nonassessable share of common stock of the MatriDigm Surviving Corporation) will be converted into the right to receive approximately .65 of a fully paid and nonassessable share of Holdco Common Stock, and (b) each outstanding option to purchase MatriDigm Common Stock under the MatriDigm's employee stock option plans will be assumed by Holdco at the conversion rate of approximately .65 of a fully paid and nonassessable share of Holdco Common Stock.

           Consummation of the Mergers remains subject to certain conditions, including (a) the approval of the Zitel Merger, the MatriDigm Merger, the Merger Agreement and the transactions contemplated thereby by a majority of the outstanding shares of Zitel and MatriDigm, respectively. It is also a condition to the Company's obligation to consummate the transactions contemplated by the Merger Agreement that all outstanding shares of preferred stock of MatriDigm, as well as all warrants to purchase shares of common stock or preferred stock of MatriDigm, shall have been converted into that number of shares of MatriDigm Common Stock equal to the net number of shares of MatriDigm Common Stock into which each such warrant or share of preferred stock would have been convertible immediately prior to the effectiveness of the Millennium Merger. The Company currently owns approximately 31.3% of the outstanding MatriDigm Common Stock on an as converted basis. A copy of the Merger Agreement is filed herewith as Exhibit 2.1 and incorporated by reference herein. The description of the Merger Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Merger Agreement.

           On October 5, 1998 and in connection with the execution and delivery of the Merger Agreement, the Company entered into Shareholder Agreements with certain specified shareholders of MatriDigm. Pursuant to each of these Shareholder Agreements, the shareholder party thereto agreed to vote for the Millennium Merger and related transactions, as well as to convert shares of preferred stock of MatriDigm or warrants to purchase capital stock of MatriDigm held by such shareholder to shares of common stock of MatriDigm immediately prior to the effectiveness of the Millennium Merger. A copy of the Form of Shareholder Agreement is filed herewith as
 Exhibit 10.1 and incorporated by reference herein. The description of the Form of Shareholder Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Shareholder Agreement filed as an exhibit hereto.

           On October 5, 1998 and in connection with the execution and delivery of the Merger Agreement, the Company entered into Lock-Up Agreements with certain specified shareholders of MatriDigm. Pursuant to each of these Lock-Up Agreements, during the period commencing on October 5, 1998 and ending (A) if the Mergers are consummated prior to January 29, 1999, on the second trading day following the public announcement of the consolidated results of operations of the Company and MatriDigm for the fiscal quarter ended March 31, 1999, and (B) if the Mergers are consummated after January 29, 1999, on the second trading day following the public announcement of the consolidated results of operations of the Company and MatriDigm for the fiscal quarter ended June 30, 1999, certain shareholders of MatriDigm have agreed not to (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Holdco Common Stock or any securities convertible into or exercisable or exchangeable for Holdco Common Stock (including, without limitation, shares of Holdco Common Stock or securities convertible into or exercisable or exchangeable for Holdco Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission), or (2) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Holdco Common Stock (regardless of whether any of the transactions described in this or the immediately preceding paragraph is to be settled by the delivery of Holdco Common Stock, or such other securities, in cash or otherwise), without the prior written consent of Holdco; provided, that (a) during such period such shareholders may make gifts of shares of Holdco Common Stock or securities convertible into Holdco Common Stock upon the condition that the donees agree to be bound by the foregoing restriction in the same manner as it applies to such shareholders, and (b) with respect to securities convertible into or exercisable or exchangeable for Holdco Common Stock, such shareholders may distribute such securities to their partners or members, as the case may be, so long as the recipients of such securities agree to be bound by the foregoing restriction in the same manner as it applies to the shareholder in question. A copy of the Form of Lock-Up Agreement is filed herewith as
 Exhibit 10.2 and incorporated by reference herein. The description of the Form of Lock-Up Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Lock-Up Agreement filed as an exhibit hereto.

           Selected Summary Financial Data, in addition to the foregoing specified exhibits filed herewith, for the period ended June 30, 1998 is filed herewith as Exhibit 27.1.

           The transactions are expected to close either before the end of this year or early in the first quarter of 1999.


 ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

 2.1 Agreement and Plan of Reorganization and Merger, dated as of October 5, 1998, by and among Zitel Corporation, Millennium Holding Corp., Zenith Acquisition Corp., Millennium Acquisition I Corp., and MatriDigm Corporation.

 10.1 Form of Shareholder Agreement, dated as of October 5, 1998, by and between, in each case, Zitel Corporation and a certain specified shareholder of MatriDigm Corporation.

 10.2 Form of Lock-Up Letter, dated as of October 5, 1998, addressed, in each case, to Millennium Holding Corp. from a certain specified shareholder of MatriDigm Corporation.

 27.1      Selected Summary Financial Data for the period ended June 30, 1998.

 99.1      Joint Press Release of Zitel Corporation and MatriDigm
           Corporation, dated October 5, 1998.



                                 SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


                          ZITEL CORPORATION


                          By: /s/ Jack H. King
                             ---------------------------
                          Name:  Jack H. King
                          Title: Chief Executive Officer


 Date:  October 5, 1998


                               EXHIBIT INDEX

 Exhibit       Description                                           Page

 2.1           Agreement and Plan of Reorganization and Merger,         6
               dated as of October 5, 1998, by and among Zitel
               Corporation, Millennium Holding Corp., Zenith
               Acquisition Corp., Millennium Acquisition I Corp., and MatriDigm Corporation.

 10.1          Form of Shareholder Agreement, dated as of October      83
               5, 1998, by and between, in each case, Zitel
               Corporation and a certain specified shareholder of MatriDigm Corporation.

 10.2          Form of Lock-Up Letter, dated as of October 5,          97
               1998, addressed, in each case, to Millennium
               Holding Corp. from a certain specified shareholder of MatriDigm Corporation.

 27.1          Selected Summary Financial Data for the period          98
               ended June 30, 1998.

 99.1          Joint Press Release of Zitel Corporation and
               MatriDigm Corporation, dated October 5, 1998.           99